Exhibit 99.1

CONTACT:	Julie Shaeff, Chief Accounting Officer	675 Bering Drive, Suite 400
	ir@comfortsystemsusa.com; 713-830-9687	Houston, Texas 77057
713-830-9600

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS THIRD QUARTER 2024 RESULTS

Houston, TX — October 24, 2024 — Comfort Systems USA, Inc. (NYSE: FIX) (the “Company”) today reported results for the quarter ended September 30, 2024.

For the quarter ended September 30, 2024, net income was $146.2 million, or $4.09 per diluted share, as compared to $105.1 million, or $2.93 per diluted share, for the quarter ended September 30, 2023. Revenue for the third quarter of 2024 was $1.81 billion compared to $1.38 billion in 2023. The Company reported operating cash flow of $302.2 million in the current quarter compared to $214.2 million in 2023.

Brian Lane, Comfort Systems USA’s President and Chief Executive Officer, said, “We are happy to report record earnings and cash flow this quarter, as our employees continue to achieve unmatched execution for our customers. Recently acquired companies exceeded our high expectations, and each of our operating segments excelled in every respect. Quarterly per share earnings were 40% ahead of the same quarter last year, and through nine months our per share earnings were 60% higher than in the same period last year. Cash flow surpassed any previous quarter, and that extraordinary cash flow is both a great base for continued investment and a definite signal of strong underlying trends in our execution, customer relationships, and prospects.”

Backlog as of September 30, 2024 was $5.68 billion as compared to $5.77 billion as of June 30, 2024 and $4.29 billion as of September 30, 2023. On a same-store basis, backlog increased from $4.29 billion as of September 30, 2023 to $5.17 billion as of September 30, 2024.

Mr. Lane continued, “Backlog continues far above the levels of the prior year and bookings were remarkable even as we are burning through work at a record pace, with same-store revenue higher by 18% on a quarterly basis, and by 23% year-to-date, compared to the prior year. Entering the fourth quarter, same-store backlog is 21% higher than it was at this time last year, and we are experiencing unprecedented strength in our pipelines. Considering these advantages and given the confidence we have in our unmatched workforce, we expect continued strong results in the fourth quarter and in 2025.”

The Company reported net income of $376.6 million, or $10.52 per diluted share, for the nine months ended September 30, 2024, as compared to $231.8 million, or $6.46 per diluted share in 2023. The Company also reported revenue of $5.16 billion for the nine months ended September 30, 2024, as compared to $3.85 billion in 2023. Operating cash flow for the nine months ended September 30, 2024 was $638.6 million, as compared to $466.6 million in 2023.

The Company will host a webcast and conference call to discuss its financial results and position on Friday, October 25, 2024 at 10:00 a.m. Central Time. To register for the call, please visit https://register.vevent.com/register/BI51e8bc7e6c5c46f18a83b04a20b07efa. Upon registering, participants will receive dial-in information and a unique PIN to join the call. The call and the slide presentation to accompany the remarks can be accessed on the Company’s website at www.comfortsystemsusa.com under the

“Investor” tab. A replay of the entire call will be available on the Company’s website on the next business day following the call.

Comfort Systems USA® is a leading provider of commercial, industrial and institutional heating, ventilation, air conditioning and electrical contracting services, with 178 locations in 137 cities across the nation. For more information, visit the Company’s website at www.comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements regarding our future business expectations, which are subject to applicable securities laws and regulations. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates, and the Company’s actual results of operations, financial condition and liquidity, and the development of the industry in which the Company operates, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of our results or developments in subsequent periods. All comments concerning the Company’s expectations for future revenue and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; rising inflation and fluctuations in interest rates; shortages of labor and specialty building materials or material increases to the cost thereof; the Company’s business being negatively affected by health crises or outbreaks of disease, such as epidemics or pandemics (and related impacts, such as supply chain disruptions); financial difficulties affecting projects, vendors, customers, or subcontractors; the Company’s backlog failing to translate into actual revenue or profits; failure of third party subcontractors and suppliers to complete work as anticipated; difficulty in obtaining, or increased costs associated with, bonding and insurance; impairment to goodwill; errors in the Company’s cost-to-cost input method of accounting; the result of competition in the Company’s markets; the Company’s decentralized management structure; material failure to comply with varying state and local laws, regulations or requirements; debarment from bidding on or performing government contracts; retention of key management; seasonal fluctuations in the demand for mechanical and electrical systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; an increase in our effective tax rate; a material information technology failure or a material cyber security breach; risks associated with acquisitions, such as challenges to our ability to integrate those companies into our internal control environment; our ability to manage growth and geographically-dispersed operations; our ability to obtain financing on acceptable terms; extreme weather conditions (such as storms, droughts, extreme heat or cold, wildfires and floods), including as a result of climate change, and any resulting regulations or restrictions related thereto; and other risks detailed in our reports filed with the Securities and Exchange Commission (the “SEC”).

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether because of new information, future events, or otherwise.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

(In Thousands, Except per Share Amounts)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	(Unaudited)				(Unaudited)
	2024	%	2023	%	2024	%	2023	%
Revenue	$1,812,366	100.0%	$1,378,124	100.0%	$5,159,672	100.0%	$3,849,194	100.0%
Cost of services	1,430,652	78.9%	1,100,625	79.9%	4,116,999	79.8%	3,138,370	81.5%
Gross profit	381,714	21.1%	277,499	20.1%	1,042,673	20.2%	710,824	18.5%

SG&A	180,177	9.9%	142,935	10.4%	522,437	10.1%	414,397	10.8%
Gain on sale of assets	(1,347)	(0.1)%	(579)	—	(2,778)	(0.1)%	(1,683)	—
Operating income	202,884	11.2%	135,143	9.8%	523,014	10.1%	298,110	7.7%

Interest income (expense), net	2,095	0.1%	(934)	(0.1)%	1,620	—	(7,439)	(0.2)%
Changes in the fair value of contingent earn-out obligations	(17,254)	(1.0)%	(8,727)	(0.6)%	(44,434)	(0.9)%	(14,207)	(0.4)%
Other income (expense), net	87	—	(44)	—	323	—	1	—
Income before income taxes	187,812	10.4%	125,438	9.1%	480,523	9.3%	276,465	7.2%

Provision for income taxes	41,577		20,313		103,960		44,648
Net income	$146,235	8.1%	$105,125	7.6%	$376,563	7.3%	$231,817	6.0%

Income per share
Basic	$4.10		$2.93		$10.54		$6.47
Diluted	$4.09		$2.93		$10.52		$6.46

Shares used in computing income per share:
Basic	35,669		35,820		35,718		35,819
Diluted	35,755		35,917		35,804		35,910
Dividends per share	$0.300		$0.225		$0.850		$0.600

Supplemental Non-GAAP Information — (Unaudited) (In Thousands, Except per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Net income	$146,235	$105,125	$376,563	$231,817
Tax gains related to prior years	—	(7,393)	—	(10,761)
Tax-related SG&A costs, net of tax	—	730	—	1,063
Net income excluding tax gains	$146,235	$98,462	$376,563	$222,119

Diluted income per share	$4.09	$2.93	$10.52	$6.46
Tax gains related to prior years	—	(0.21)	—	(0.30)
Tax-related SG&A costs, net of tax	—	0.02	—	0.03
Diluted income per share excluding tax gains	$4.09	$2.74	$10.52	$6.19

Note: Net income excluding tax gains and diluted income per share excluding tax gains are presented because the Company believes they reflect the results of the core ongoing operations of the Company, and we believe they are responsive to frequent questions we receive from third parties. These amounts, however, are not considered primary measures of an entity’s financial results under generally accepted accounting principles, and accordingly, they should not be considered an alternative to operating results as determined under generally accepted accounting principles and as reported by the Company.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — (Unaudited) (In Thousands)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2024	%	2023	%	2024	%	2023	%

Net income	$146,235		$105,125		$376,563		$231,817
Provision for income taxes	41,577		20,313		103,960		44,648
Other expense (income), net	(87)		44		(323)		(1)
Changes in the fair value of contingent earn-out obligations	17,254		8,727		44,434		14,207
Interest expense (income), net	(2,095)		934		(1,620)		7,439
Gain on sale of assets	(1,347)		(579)		(2,778)		(1,683)
Tax-related SG&A costs	—		924		—		1,345
Amortization	24,421		10,929		75,224		32,273
Depreciation	12,333		9,457		35,377		27,717
Adjusted EBITDA	$238,291	13.1%	$155,874	11.3%	$630,837	12.2%	$357,762	9.3%

Note: The Company defines adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) as net income, provision for income taxes, other expense (income), net, changes in the fair value of contingent earn-out obligations, interest expense (income), net, gain on sale of assets, goodwill impairment, other one-time expenses or gains and depreciation and amortization. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties. However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(In Thousands)

	September 30,	December 31,
	2024	2023
	(Unaudited)

Cash and cash equivalents	$415,583	$205,150
Billed accounts receivable, net	1,730,960	1,318,926
Unbilled accounts receivable, net	89,332	72,774
Costs and estimated earnings in excess of billings, net	73,934	28,084
Other current assets, net	227,090	286,166
Total current assets	2,536,899	1,911,100
Property and equipment, net	250,150	208,568
Goodwill	875,193	666,834
Identifiable intangible assets, net	456,459	280,397
Other noncurrent assets	294,064	238,680
Total assets	$4,412,765	$3,305,579

Current maturities of long-term debt	$6,046	$4,867
Accounts payable	603,546	419,962
Billings in excess of costs and estimated earnings and deferred revenue	1,197,532	909,538
Other current liabilities	622,019	386,838
Total current liabilities	2,429,143	1,721,205
Long-term debt	62,315	39,345
Other long-term liabilities	333,585	267,200
Total liabilities	2,825,043	2,027,750
Total stockholders’ equity	1,587,722	1,277,829
Total liabilities and stockholders’ equity	$4,412,765	$3,305,579

Selected Cash Flow Data (Unaudited) (In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Cash provided by (used in):
Operating activities	$302,179	$214,241	$638,594	$466,560
Investing activities	$(21,586)	$(25,497)	$(304,020)	$(119,125)
Financing activities	$(64,429)	$(111,128)	$(124,141)	$(267,026)

Free cash flow:
Cash from operating activities	$302,179	$214,241	$638,594	$466,560
Purchases of property and equipment	(22,059)	(28,444)	(70,395)	(69,574)
Proceeds from sales of property and equipment	1,782	3,007	3,611	5,093
Free cash flow	$281,902	$188,804	$571,810	$402,079

Note: Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales. Other companies may define free cash flow differently. Free cash flow is presented because it is a financial measure that is frequently requested by third parties. However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.